                                 Exhibit 11.1


                           SunGard Data Systems Inc.
              Statement Re Computation of Per Share Earnings/(1)/
                    (in thousands, except per share amounts)

                                               Year Ended December 31,
                                         ---------------------------------
                                           1995         1994         1993
                                         -------      -------      -------

PRIMARY:

  Average common shares outstanding...    38,812       37,670       34,988

  Dilutive stock options, net
     of treasury shares...............       824          828          928
                                         -------      -------      -------

  Adjusted common shares outstanding..    39,636       38,498       35,916
                                         =======      =======      =======

  Net income..........................   $48,672      $43,087      $38,474
                                         =======      =======      =======

  Net income per common share.........   $  1.23      $  1.12      $  1.07
                                         =======      =======      =======

FULLY DILUTED:

  Average common shares outstanding...    38,812       37,670       34,988

  Assumed conversion of 8 1/4%
     subordinated debentures..........        --           --        2,412

  Dilutive stock options, net
     of treasury shares...............       856          832          952
                                         -------      -------      -------

  Adjusted common shares outstanding..    39,668       38,502       38,352
                                         =======      =======      =======

  Net income..........................   $48,672      $43,087      $38,474

  Assumed interest expense savings
     on subordinated debentures,
     net of related income taxes......        --           --        1,565
                                         -------      -------      -------

  Adjusted net income.................   $48,672      $43,087      $40,039
                                         =======      =======      =======

  Net income per common share.........   $  1.23      $  1.12      $  1.04
                                         =======      =======      =======

 (1) All shares and per share amounts have been adjusted for a July 1995 two-for-one stock split.